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                                                                    Exhibit 10.9

                          EMPLOYEE BENEFITS AGREEMENT

          This Employee Benefits Agreement (the "Benefits Agreement") is hereby entered into this 3rd day of June, 1998 by and among ITT Corporation, a Nevada corporation ("ITT"), and ITT Educational Services, Inc., a Delaware corporation ("ESI").

          WHEREAS, ITT is a wholly-owned subsidiary of Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation ("Starwood, Inc." and, together with Starwood Hotels and Resorts, a Maryland real estate investment trust, "Starwood");

          WHEREAS, ITT is currently the owner of 22,500,000, or approximately 83%, of the issued and outstanding shares of common stock (the "Common Stock") of ESI;

          WHEREAS, ITT is offering and selling to the public by means of a Registration Statement (File No. 333-46267) first filed with the Securities and Exchange Commission on Form S-3 on February 13, 1998 (the "Registration Statement") shares of the Common Stock (the "Offering");

          WHEREAS, ITT (as the successor to ITT Industries, Inc., an Indiana corporation formerly a Delaware corporation known as ITT Corporation) and ESI are parties to an Employee Benefits and Administrative Services Agreement, dated as of December 19, 1994 (the "Prior Benefits Agreement") under which agreement ESI has participated in various employee benefit plans sponsored by ITT;

          WHEREAS, effective as of the Offering Date, the Prior Benefits Agreement shall be terminated and ITT and ESI recognize that it is now necessary and desirable to allocate and assign responsibility for certain employee benefit liabilities of the parties and to provide certain transitional support for ESI.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties to this Benefits Agreement hereby agree as follows:

          1.   Purpose and Definitions.

          1.1 Purpose. The purpose of this Benefits Agreement is to set forth the agreement of ITT and ESI regarding the allocation and assignment of the respective rights and obligations of ITT and ESI before and after the Offering with respect to benefits and compensation matters pertaining to current and former employees of ESI.

          1.2 Definitions. The following terms shall have the following meanings:

          "Code" means the Internal Revenue Code of 1986, as amended.

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          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "ESI Employee" means an individual who is employed (including an individual who is not actively employed due to an approved disability, lay-off with right of recall or an authorized leave of absence (or who is receiving salary continuation severance payments)) by ESI or any of ESI's subsidiaries immediately prior to the Offering Date.

          "ESI Former Employee" means a former employee of ESI whose employment with ESI terminated prior to the Offering Date.

          "ESI Individual" means each ESI Employee and ESI Former Employee.

          "ITT Excess Pension Plan" means the ITT Excess Pension Plan II, IA or IB, as applicable.

          "ITT Excess Savings Plan" means the ITT Excess Savings Plan.

          "ITT Retirement Plan" means the ITT Corporation Salaried Retirement Plan.

          "ITT Savings Plan" means the ITT 401(k) Retirement Savings Plan.

          "Merger Date" means February 23, 1998.

          "Offering Date" means the closing of the sale of shares of Common Stock offered by ITT pursuant to the Registration Statement.

          2. General Provisions. Except as otherwise specifically provided herein, as of the Offering Date, ESI shall cease participation in all ITT employee benefit plans and programs, the services provided to ESI under the Prior Benefits Agreement shall cease, and ESI shall be responsible for establishing and maintaining its own employee benefit plans and programs. As soon as reasonably practicable after the Offering Date, ITT will provide ESI with an accounting of the outstanding charges under the Prior Benefits Agreement that have not been settled prior to the Offering Date and, together with ESI, shall determine any reconciliation payment that is necessary between the parties.

          3.   Provisions of Employee Benefits.

          3.1  ITT Retirement Plan.

          (a) Effective as of the Offering Date, ESI shall cease to be a participating employer under the ITT Retirement Plan, and the ESI employees will cease to accrue further benefits under the ITT Retirement Plan. The ITT Retirement Plan shall retain all assets of the ITT Retirement Plan and all liabilities for the benefits accrued thereunder by each ESI Individual as of the Offering Date (the "ITT Accrued Benefit"). As of the Offering Date, ITT shall amend the ITT Retirement Plan to recognize the service rendered by each ESI Employee with ESI on and after the Offering Date for purposes of (i) determining the ESI Employee's vested percentage in his or her Accrued Benefit and (ii) determining whether the ESI Employee is eligible to receive his or her Accrued Benefit under

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the pre-retirement death benefit and early retirement benefit provisions of the
ITT Retirement Plan. Notwithstanding the above, an ESI Employee's benefit accrued under the ITT Retirement Plan shall not be based on any service rendered with, or compensation received from, ESI after the Offering Date.

          (b) Any ESI Employee who, on the Offering Date, is employed by ESI and for whom service rendered on and after the Offering Date is recognized pursuant to this Section 3.1 under the ITT Retirement Plan shall not, while he or she is employed with ESI, (i) be deemed either to have terminated employment or to be in retirement status under the ITT Retirement Plan or (ii) be eligible to receive payment of his or her vested benefit or retirement allowance under the ITT Retirement Plan, except to the extent required by law.

          (c) The service rendered on and after the Offering Date by an ESI Employee with ESI that will be recognized for purposes of this Section 3.1 shall be the same years of service and portions thereof that would have been recognized for similar purposes under the ITT Retirement Plan if ESI had remained a participating employer in such plan. In no event shall the ITT Retirement Plan be required to recognize service with ESI that (i) is not recognized under any ESI defined benefit retirement plan or (ii) is rendered during any period after the ITT Retirement Plan is terminated. Nothing herein shall prevent ITT or Starwood, or any successor thereto, from amending or modifying the ITT Retirement Plan in any respect that is not prohibited by law and is not contrary to the terms of this Agreement.

          (d) No asset or liability of the ITT Retirement Plan shall be transferred from the ITT Retirement Plan to any plan maintained or sponsored by ESI.

          (e) ESI shall cooperate with ITT and shall provide to ITT the information and data that is necessary so that ITT can properly and accurately compute the benefit entitlement of the ESI Individuals under the ITT Retirement Plan. ESI shall be fully responsible to provide true and accurate ESI employment information to ITT regarding the ESI Individuals and ITT shall be able to rely that such information is true and accurate and shall be under no obligation to verify such information. ESI shall indemnify ITT with respect to any loss or liability that arises on account of ESI's failure to provide true and accurate ESI employment information regarding the ESI Individuals. ITT shall, within a reasonable period after the Offering Date and at its expense, provide to ESI an estimate of the benefits accrued, as of the Offering Date, under the ITT Retirement Plan by each ESI Employee (which shall include ITT's estimate of the benefit accrued under the ITT Industries pension plan); provided, ESI shall cooperate, and provide ITT on a timely basis, with the ESI employment information necessary for such purpose.

          (f) The amount that ESI shall pay to ITT for ESI's participation under the ITT Retirement Plan and which is attributable to the ESI Individuals for the period of January 1, 1998 until the Offering Date shall equal the Service Cost for such period as determined by the plan's actuary in the ordinary course but without taking into account any salary increases for the ESI employees after the Offering Date.

          3.2 ITT Excess Pension Plan. Effective as of the Offering Date, ESI shall cease participation in the ITT Excess Pension Plan and the Rabbi Trust for ITT Corporation Excess Pension

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Plans and shall assume all obligations (whether funded or unfunded) accrued prior to the Offering Date under the ITT Excess Pension Plan with respect to each ESI Employee. In no event shall any assets be transferred to ESI by ITT or from any funds set aside with respect to such plan. Promptly following the Offering Date, ITT will notify ESI of the amount of all obligations accrued prior to the Offering Date under the ITT Excess Pension Plan with respect to each ESI Employee.

          3.3  ITT Savings Plan.

          (a) Effective as of May 16, 1998, ESI shall cease participation in the ITT Savings Plan, and no new contributions shall be accepted by the ITT Savings Plan with respect to ESI Employees. ESI shall take all necessary actions to establish, and have in place as of May 16, 1998, a 401(k) plan that will be qualified under Sections 401(a) and 401(k) of the Code (the "ESI Savings Plan"). The ESI Savings Plan shall (i) be tax-qualified under Sections 401(a) and 401(k) of the Code, (ii) preserve all optional forms of benefits and other rights within the scope of Section 411(d)(6) of the Code that are provided under the ITT Savings Plan and (iii) contain a qualified cash or deferred arrangement under Section 401(k) of the Code.

          (b) ITT shall instruct the trustee of the ITT Savings Plan to liquidate prior to the Offering Date each ESI Individual's account balance that is (1) invested in the Hartford and ITT Industries stock funds and attributable to the Company Matching or Company Retirement contributions or to the ESI Individual's contributions; (2) invested in the Starwood Stock Fund-II and attributable to the ESI Individual's contributions; or (3) with respect to those ESI Individuals over age 55, invested in the Starwood Stock Fund-II and attributable to Company Matching or Company Retirement contributions (collectively, the "Prior Stock Funds"). Prior to the Offering Date, ITT shall cause the trustee of the ITT Savings Plan to transfer the cash proceeds resulting from the sale of the Prior Stock Funds to the ESI Savings Plan. ESI shall use the cash proceeds transferred to the ESI Savings Plan pursuant to the preceding sentence to purchase Common Stock as part of the Offering on behalf of the participants to whom such cash proceeds relate; except for such cash proceeds that are attributable to the ESI Individuals' contributions invested in the Hartford and ITT Industries stock funds, which cash proceeds will be invested in the American Century Strategic Allocation's Moderate fund on behalf of the participants to whom such cash proceeds relate. The ESI Individuals will be instructed that the portion of their account balance representing their contributions that are invested in the Prior Stock Funds must be invested in other fund options one week before the Offering Date or such contributions shall be liquidated as part of the conversion process.

          (c) Contemporaneously with the transfer of the Prior Stock Funds to the ESI Savings Plan, ITT shall also cause the trustee of the ITT Savings Plan to transfer the remaining portion of the ESI Individuals' account balances under the ITT Savings Plan other than the balance invested in the Starwood Stock Funds (other than as noted above) to be transferred to the ESI Savings Plan. Loan balances outstanding as of the transfer date shall be transferred to the ESI Savings Plan after the date of the transfer and no new loans will be available under the ITT Savings Plan after May 14, 1998.

          (d) Prior to the transfer of assets from the ITT Savings Plan as described herein, ESI shall furnish to ITT the following: (i) executed copies of the ESI Savings Plan and trust agreement, together with any amendments thereto,
(ii) a copy of the most recent determination letter

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issued by the IRS with respect to the qualification of the plan under Section
401(a) and 401(k) of the Code or a letter from counsel to ESI, satisfactory to ITT, that provides that the plan and related trust satisfy the requirements of the Code and ERISA for qualification under Sections 401(a), 401(k) and 501(a) of the Code and that ESI will timely make any and all amendments as may be required by the IRS to receive a favorable IRS determination letter, and (iii) evidence satisfactory to ITT that the ESI Savings Plan has language providing for the receipt of the transferred assets as provided herein.

          (e) The portion of the account invested in the Starwood Stock Funds (other than as specified above with respect to the Starwood Stock Fund-II) will remain in the ITT Savings Plan until such date as ITT determines the transfer should occur, but in no event later than December 31, 1998 (the "Starwood Stock Fund Transfer Date"). As of the Starwood Stock Fund Transfer Date, the trustee of the ITT Savings Plan shall cause an amount equal to the account balances remaining under the ITT Savings Plan as of such date to be transferred to the ESI Savings Plan in cash. Upon the completion of the transfer contemplated herein, neither ITT nor the ITT Savings Plan shall have any liability to the ESI Individuals for benefits under the ITT Savings Plan.

          3.4 ITT Excess Savings Plan. Effective as of the Offering Date, ESI shall cease participation in the ITT Excess Savings Plan, and ESI will assume all obligations accrued prior to the Offering Date under the ITT Excess Savings Plan with respect to the ESI Individuals. In no event shall any assets be transferred to ESI by ITT or from any funds set aside with respect to such plan unless ESI has paid ITT an amount on behalf of such plan for a period arising after the Merger Date and prior to the Offering Date, in which event ITT shall cause the amount it received to be returned to ESI. Promptly following the Offering Date, ITT will notify ESI of the amount of all obligations accrued prior to the Offering Date under the ITT Excess Savings Plan with respect to each ESI Individual.

          3.5 ITT Educational Services, Inc. Group Benefits Plan (medical and dental). ESI Employees shall continue to be eligible to participate under the ITT Educational Services, Inc. Group Benefits Plan (the "ESI Group Plan") through December 31, 1998, and ITT shall continue to provide, or make available, the services they provided immediately prior to the Offering Date with respect to the ESI Group Plan for a reasonable period thereafter. ESI will be responsible for all claims incurred under the ESI Group Plan plus its share of the administrative and stop-loss pooling expense. For administrative convenience, ITT shall pay all claims and expenses related to the ESI Group Plan related to the period ending on December 31, 1998. For each calendar month during 1998 after the Offering Date, ESI shall make a monthly payment to ITT equal to $135,000 as a pre-payment of such costs. ITT and ESI shall settle all charges under this arrangement within a reasonable period of time after the end of the 1998 calendar year provided, however, that ITT shall not process nor pay any claims submitted after March 31, 1999 and the settlement of all charges shall be made no later than August 31, 1999. ITT and ESI shall also use their best efforts to settle all claims and charges related to the 1997 year by August 31, 1998. ITT shall administer COBRA continuation coverage during 1998 with respect to the ESI Group Plan, provided, however, that any person who has elected COBRA continuation coverage under such plan shall be transferred to another plan maintained by ESI or as otherwise permitted, and to the extent required, by law as of January 1, 1999, and ITT shall have no liability or obligation to provide COBRA continuation coverage with respect to such person after such date.

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          3.6  Retiree Medical. As of the Offering Date, ESI shall assume liability for all future post-retirement medical plan obligations attributable to Rene R. Champagne. ITT shall transfer $25,000 to ESI on or before the Offering Date as a reimbursement of the FAS 106 inter-company charge previously paid by ESI with respect to its participation in the ITT retiree medical plan.

          3.7 Retiree Life Insurance. ITT shall retain all obligations to provide retiree life insurance coverage to those ESI Former Employees who were entitled to such coverage as of December 31, 1997, and ESI shall not assume any obligation to provide such coverage with respect thereto. ESI shall not be entitled to any of the assets held under the VEBA attributable to retiree life insurance benefit coverage. ITT will notify all covered individuals in the event the obligation is transferred to an insurance company.

          3.8 Long-Term Disability. ITT shall retain all obligations to provide disability payments to the ESI Individuals who were disabled as of December 31, 1997 and who are then receiving disability payments under the ITT Long-Term Disability Plan for Salaried Employees. ESI shall not be entitled to any of the assets held under the VEBA attributable to disability benefit coverage. ITT will notify all covered individuals in the event the obligation is transferred to an insurance company.

          3.9 Disabled Medical and Life Insurance Coverage. ESI shall assume all obligations to provide medical and life insurance coverage to those disabled ESI Individuals who are entitled to receive such coverage as of the Offering Date. ITT shall pay ESI on or before the Offering Date an amount equal to the FAS 112 reserve recorded on the ITT financial statements that pertains to the disability obligation assumed by ESI herein.

          3.10 Severance. ESI shall be liable for any severance pay and benefits (including salary continuation) owing, as of the Offering Date and thereafter, to ESI Individuals.

          3.11 Annual Service Recognition/Bonus Awards. ESI shall be responsible for providing any accrued annual service recognition awards and bonus compensation to which ESI Individuals would otherwise be entitled in respect of the 1998 calendar year and thereafter to persons who are ESI Employees immediately prior to the Offering Date.

          4. Cooperation. ITT and ESI will cooperate in providing each other and other necessary parties with such data as may be necessary to administer their respective benefit plans in accordance with the terms of this Benefits Agreement. ITT and ESI agree to cooperate in completing all necessary filings with the Internal Revenue Service, Department of Labor and Pension Benefit Guaranty Corporation, if any, with respect to the matters provided herein and will apprise the other party hereto of any written or oral communication to or from any such agency with respect thereto that may bear on such other party's interests hereunder.

          5. Amendment. This Benefits Agreement may not be amended or modified in any respect except by a written agreement signed by all of the parties hereto.

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          6.   Waiver. No waiver by either party hereto of any term or condition of this Benefits Agreement, in any one or more instances, shall operate as a waiver of such term or condition at any other time.

          7. Severability. Whenever possible, each provision of this Benefits Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Benefits Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Benefits Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Benefits Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          8. Entire Agreement. Except as otherwise expressly set forth herein, this Benefits Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

          9. Successors and Assigns; No Third-Party Beneficiaries. Except as otherwise provided herein, this Benefits Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Notwithstanding anything to the contrary contained in this Benefits Agreement, neither party shall have the right to assign, in whole or in part, any of such party's rights, interests or liabilities under this Benefits Agreement without the prior written consent of the other party. Except as otherwise provided herein, nothing contained in this Benefits Agreement, except as expressly set forth, is intended to confer upon any other person, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies.

          10. Counterparts. This Benefits Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          11. Remedies. ESI and ITT shall be entitled to enforce their rights under this Benefits Agreement specifically, to recover damages by reason of any breach of any provision of this Benefits Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Benefits Agreement and that ESI and ITT, in their sole discretion, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Benefits Agreement.

          12. Notices. All notices, requests, demands and other communications under this Benefits Agreement shall be in writing and shall be deemed to have been duly given: (a) on the date of service if served personally on the party to whom notice is to be given; (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic

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confirmation of receipt is obtained promptly after completion of transmission;
(c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

     If to ITT:
     ----------

          ITT Corporation
          777 Westchester Avenue
          White Plains, New York 10604
          Attn:  General Counsel
          Facsimile:  (914) 640-8260

     If to ESI:
     ----------

          ITT Educational Services, Inc.
          5975 Castle Creek Parkway N. Drive
          P.O. Box 50466
          Indianapolis, Indiana 46250-0466
          Attn:  General Counsel
          Facsimile:  (317) 594-4301

          Any party may change its address for the purpose of this Section 12 by giving the other party written notice of its new address in the manner set forth above.

          13. Governing Law. This Benefits Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York applicable to contracts executed in and to be performed in that state.

          14. Descriptive Headings. The descriptive headings of this Benefits Agreement are inserted for convenience only and do not constitute a part of this Benefits Agreement.


                                  *  *  *  *

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          IN WITNESS WHEREOF, the parties hereto have executed this Benefits
Agreement on the day and year first above written.


                                    ITT CORPORATION

                                    By   /s/ Alan M. Schnaid
                                         ------------------------------
                                             Alan M. Schnaid

                                    Its  Vice President
                                         ------------------------------


                                    ITT EDUCATIONAL SERVICES, INC.


                                    By   /s/ Clark D. Elwood
                                         ------------------------------
                                             Clark D. Elwood

                                    Its  Senior Vice President, General
                                         ------------------------------
                                         Counsel and Secretary


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